Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-32045 and 333-36881 on Form S-8 of our report dated June 2, 2005 appearing in this Annual Report on Form 11-K of the PICO Holdings, Inc. Employees 401(k) Retirement Plan and Trust for the year ended September 30, 2004.

/s/ Deloitte & Touche LLP

Columbus, Ohio June 15, 2005